  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-294014
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 4, 2026)
$175,000,000
6.25% Fixed-to-Floating Rate Subordinated Notes due 2036
We are offering $175,000,000 aggregate principal amount of 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “subordinated notes”). The subordinated notes will mature on July 1, 2036. From and including the date of original issuance to, but excluding, July 1, 2031, or the date of early redemption, the subordinated notes will bear interest at a fixed rate of 6.25% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2027. From and including July 1, 2031, to, but excluding the maturity date or the date of early redemption, the subordinated notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of 232 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2031. Notwithstanding the foregoing, in the event that benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.
We may, at our option, redeem the subordinated notes (i) in whole or in part beginning with the interest payment date of July 1, 2031, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Enterprise Financial Services Corp becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”). The redemption price for any redemption is 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
There is no sinking fund for the subordinated notes. The subordinated notes will be unsecured and will rank junior to all of our existing and future senior indebtedness. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Enterprise Bank & Trust. The subordinated notes will be equal in right of payment with any of our existing and future subordinated indebtedness. The subordinated notes will be obligations of Enterprise Financial Services Corp only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. For a more detailed description of the subordinated notes, see “Description of the Subordinated Notes.”
The subordinated notes will not be listed on any national securities exchange or quoted on a quotation system. Currently, there is no public market for the subordinated notes.
Investing in the subordinated notes involves certain risks, including that the interest rate on the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. Please read the “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of certain risks that should be considered in connection with an investment in the subordinated notes.
The subordinated notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), or any other governmental agency or instrumentality.
Neither the SEC, any state securities commission, the FDIC, the Federal Reserve nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	100.00%	$175,000,000
Underwriting discounts(2)	1.25%	$2,187,500
Proceeds to us, before expenses	98.75%	$172,812,500

(1)
Plus accrued interest, if any, from June 17, 2026, to the date of delivery.

(2)
We will also reimburse the underwriters for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement for details.

The underwriters expect to deliver the subordinated notes in book-entry form only through the facilities of The Depository Trust Company (the “DTC”) and its participants against payment therefor in immediately available funds in New York, New York on or about June 17, 2026, which is the third business day following the date of the pricing of the notes (such settlement being referred to as “T+3”). See “Underwriting” for details.
Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Raymond James
Co-Manager
Piper Sandler
The date of this prospectus supplement is June 12, 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Enterprise,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Enterprise Financial Services Corp and its subsidiaries on a consolidated basis. References to “Enterprise Bank” or the “Bank” mean Enterprise Bank & Trust, which is our wholly- owned bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the subordinated notes. The second part is the accompanying prospectus, dated March 4, 2026, which is part of our registration statement on Form S-3 and provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering.
This prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying prospectus.
In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you under the headings entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in the subordinated notes.
You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the subordinated notes and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.
For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the subordinated notes and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We also have filed the registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered such securities. The registration statement may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.
We incorporate by reference into this prospectus supplement the documents listed below, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement.
We hereby incorporate by reference the following documents:
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Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 1, 2026;

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The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2026 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025;

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Our Current Reports on Form 8-K filed with the SEC on March 9, 2026, May 15, 2026 and June 9, 2026; and

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The description of our common stock and 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, and including any other amendments or reports filed for the purpose of updating such description.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the subordinated notes offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You can obtain copies of the documents incorporated by reference in this prospectus supplement, at no cost, by writing or calling us at the following address and telephone number:
Enterprise Financial Services Corp
150 North Meramec Avenue
Clayton, MO 63105
Telephone: (314) 725-5500
Attention: Mr. Keene S. Turner, Chief Financial Officer
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain certain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements that expressly or implicitly predict future results, performance, or events. Statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates,” “intends,” and “forecast,” and words or phrases of similar meaning.
Forward-looking statements are inherently subject to risks and uncertainties and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
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our ability to efficiently integrate acquisitions into our operations, retain the clients of these businesses and grow the acquired operations;

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our ability to collect insurance proceeds from claims made related to tax recapture events;

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credit risk;

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changes in the appraised valuation of real estate securing impaired loans;

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outcomes of litigation and other contingencies;

•
exposure to general and local economic and market conditions, including high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters (including the effect of a prolonged U.S. federal government shutdown), and any slowdown in global economic growth;

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the impact of trade and tariff policies;

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risks associated with rapid increases or decreases in prevailing interest rates;

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our ability to attract and retain deposits and access to other sources of liquidity;

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consolidation in the banking industry;

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competition from banks and other financial institutions;

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our ability to attract and retain relationship officers and other key personnel;

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burdens imposed by federal and state regulation;

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changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services;

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changes in accounting policies and practices or accounting standards;

•
natural disasters (such as wildfires and earthquakes), terrorist activities, war and geopolitical matters (including in Israel, Iran and Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity; and

•
other risks discussed under the caption “Risk Factors” in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A — Risk Factors of Part I our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, all of which could cause actual results to differ from those set forth in the forward-looking statements.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. Forward-looking statements are made as of the date of this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws. Readers should carefully review all disclosures we file from time to time with the SEC, which are available on our website at www.enterprisebank.com.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the subordinated notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings with the SEC, to determine whether an investment in the subordinated notes is appropriate for you.
Company Overview
We are a financial holding company headquartered in Clayton, Missouri. We are the holding company for Enterprise Bank, a full-service financial institution offering banking and wealth management services to individuals and corporate clients primarily located in Arizona, California, Florida, Kansas, Missouri, Nevada and New Mexico, and have loan and deposit production offices throughout the country. Our stated mission is “Guiding people to a lifetime of financial success.” We have established an accompanying corporate vision, “To be a company where our associates are proud to work, that delivers ease of navigation to our clients and value to our investors, while helping our communities flourish.” These tenets are fundamental to our business strategies and operations.
Our business objective is to generate attractive stockholder returns by providing comprehensive financial services primarily to privately-held businesses, their owner families, and other success-minded individuals. To achieve these objectives, we have developed a business strategy that leverages a focused and relationship-oriented distribution and sales approach, with an emphasis on niche businesses, while maintaining prudent credit and interest rate risk management, opportunities for fee income, appropriate supporting technology, and controlling expenses. We believe this strategy allows us to maximize organic growth opportunities, which we supplement and enhance through disciplined growth through acquisition.
As described in greater detail below, the Company offers a broad range of business and personal banking services, including wealth management services. Lending services include C&I, CRE, real estate construction and development, residential real estate, SBA, and consumer loan products. A wide variety of deposit products, along with a complete suite of treasury management and international trade services, complement our lending capabilities.
Building long-term client relationships — Our growth strategy is first and foremost client relationship driven. We continuously seek to add clients who fit our target market of businesses, business owners, professionals, and associated relationships. Those relationships are maintained, cultivated, and expanded over time by trained, experienced banking officers and other professionals. We fund loan growth primarily with core deposits from our business and professional clients in addition to consumers in our branch market areas. This is supplemented by borrowing or other deposit sources, including advances from the Federal Home Loan Bank, and brokered certificates of deposits.
Specialized lending and product niches — We have focused our lending activities in specialty markets where we believe our expertise and experience as a commercial lender provides advantages over other competitors. In addition, we have developed expertise in certain product niches. These specialty niche activities focus on the following areas:
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SBA 7(a).   We have a team of experienced bankers in production offices across the country that originate loans through the SBA 7(a) program. These loans are primarily owner-occupied, CRE loans secured by a first lien. These loans predominantly have a 75% portion guaranteed by the SBA. By focusing on this specific product type, we have developed an expertise that differentiates us based upon speed and reliability of execution.

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Life Insurance Premium Finance.   We specialize in financing whole life insurance premiums utilized in high net worth estate planning through relationships with boutique estate planners throughout the country.

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Sponsor Finance.   We support mid-market company mergers and acquisitions in many domestic markets. We market directly to targeted private equity firms, principally SBICs, and provide primarily senior debt financing to the portfolio companies. In addition, the Company has both financing and depository relationships with the sponsors of the portfolio companies.

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Tax Credit Related Lending.   We are a secured lender on affordable housing projects funded through the use of federal and state low-income housing tax credits. In addition, we provide leveraged and other loans on projects funded through the U.S. Department of the Treasury Community Development Financial Institution (“Treasury CDFI”) New Markets Tax Credit (“NMTC”) Program. In 2024 and 2025, we were awarded $50.0 million and $80.0 million, respectively, in NMTC allocations from the Treasury CDFI. These were our seventh and eighth NMTC allocations, respectively, and bring the total amount of these allocations to $433.0 million. We will continue to participate in the application process for future awards, as well as serve as a secured lender to other allocatees.

•
Tax Credit Brokerage.   We have a minority ownership in a partnership that acquires, invests and sells, state low-income housing tax credits. We lend to the partnership and receive interest income and fee income as projects close or credits are sold.

Deposit verticals — In addition to commercial operating accounts for our C&I clients, we offer deposit vertical accounts to clients in certain industries with complex account needs. Our focus areas include community associations, property management, legal industry and escrow services. These accounts are primarily demand accounts and have a low overall interest cost. Clients in our deposit vertical products will typically receive an earnings credit that is used to offset the cost of maintaining the deposit accounts. Payments made by the Company through the application of the earnings credit is reflected as a component of noninterest expense in the Consolidated Statement of Income.
Fee income business — We offer a broad range of treasury management products and services that benefit businesses ranging from large national clients to local businesses. Customized solutions and special product bundles are available to clients of all sizes. In response to ever increasing needs for data/information security and functional efficiency, we continue to offer cash management systems that employ mobile technology and fraud detection/mitigation services. We offer a wide range of fiduciary, investment management, and financial advisory services. We also offer client hedging products, international banking, card services and tax credit businesses that generate fee income. The Company also invests in certain private equity and SBIC investments that generate additional fee income.
Use of technology — Clients access our products and services both in physical branch locations as well as remotely. We offer online, device applications, text and voice banking in addition to a variety of “on site” hardware and software solutions, such as remote deposit capture. These portals facilitate access to the commercial and consumer products we offer such as internet banking, mobile banking, cash management products, remote deposit capture, positive pay services, fraud detection and prevention, automated payables, check image, and statement and document imaging. Additional service offerings currently supported by the Bank include controlled disbursements, repurchase agreements, and sweep investment accounts. Our cash management suite of products blends technology and personal service, which we believe often creates a competitive advantage over our competition. Technology products are also extensively utilized within the organization by associates in all lines of business including operations and support, customer service, and financial reporting for internal management purposes and for external compliance.
Maintaining asset quality — We monitor asset quality through formal, ongoing, multiple-level reviews of loans in each market and specialized lending niche. These reviews are overseen by the Bank’s credit administration department. In addition, the loan portfolio is subject to ongoing monitoring by a loan review function that reports directly to the Bank’s board of directors or its committees.
Expense management — We manage expenses carefully through detailed budgeting and expense approval processes. Our success is gauged through the measurement of the “efficiency ratio.” The efficiency ratio is equal to noninterest expense divided by total revenue (tax-equivalent net interest income plus noninterest income).

Growth through Acquisitions — Disciplined strategic acquisitions have contributed significantly to the Company’s growth and expansion. In 2025, the Company expanded its presence in Arizona and Kansas City through an acquisition of 12 former First Interstate Bank branches that added $292.0 million in loans and $609.5 million in deposits as of December 31, 2025.
Recent Developments — The Company’s bank subsidiary, Enterprise Bank & Trust, became a state member bank regulated by the Board of Governors of the Federal Reserve System through the Federal Reserve Bank of St. Louis effective May 26, 2026. As a Missouri trust company with banking powers, Enterprise Bank continues to be subject to oversight by the Missouri Division of Finance, but it is now a member bank with the Federal Reserve as its primary federal regulator, instead of the FDIC. Federal Reserve membership streamlines the Company’s regulatory structure and provides the Bank with direct access to Federal Reserve services, including payment systems, liquidity facilities, and supervisory resources.
For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.” Our principal executive offices are located at 150 N. Meramec Avenue, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

THE OFFERING
The following summary contains basic information about the subordinated notes and is not complete. It does not contain all the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the subordinated notes. For a more complete understanding of the subordinated notes, you should read the sections of this prospectus supplement entitled “Description of the Subordinated Notes.”
Issuer:
Enterprise Financial Services Corp, a Delaware corporation
Securities Offered:
$175,000,000 aggregate principal amount of 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036.
Maturity Date:
July 1, 2036 (the “Maturity Date”).
Issue Date:
June 17, 2026.
Interest Rate:
From and including the date of original issuance to, but excluding, July 1, 2031 or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a fixed rate of 6.25% per annum, payable semi-annually in arrears on January 1 and July 1 of each year (each, a “fixed rate interest payment date”), commencing on January 1, 2027. The last fixed rate interest payment date for the fixed rate period will be July 1, 2031.
From and including July 1, 2031 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 232 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on October 1, 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Subordinated Notes — Interest”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Subordinated Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Subordinated Notes — Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Subordinated Notes”) plus 232 basis points.
Ranking:
The subordinated notes will be our general unsecured, subordinated obligations not guaranteed by any of our subsidiaries and will be:
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junior in right of payment and upon our liquidation to any of our existing and all of our future Senior Indebtedness (as defined under “Description of the Subordinated Notes”);

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equal in right of payment and upon our liquidation with any of our existing and all of our future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with the subordinated notes;

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senior in right of payment and upon our liquidation to any of our existing and future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the subordinated notes, including the approximately $96.5 million aggregate principal amount of junior subordinated debentures outstanding as of March 31, 2026;

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effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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structurally subordinated to any existing and future indebtedness of our subsidiaries, including, without limitation, the Bank’s depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the subordinated notes would have any claims to those assets.

The subordinated notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency or fund of the United States.
As of March 31, 2026, the Bank had $14.5 billion in deposits, $36.2 million in borrowings related to NMTC investments, and $226.7 million of customer repurchase agreements, to which the subordinated notes will be structurally subordinated. As of March 31, 2026, the Company, at the holding company level, had a $56.5 million term loan ranking senior to the subordinated notes, and $96.5 million of junior subordinated debt securities ranking junior to the subordinated notes.

Redemption:
We may, at our option, beginning on the interest payment date of July 1, 2031, and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
We may also redeem the subordinated notes at any time prior to their maturity, including prior to July 1, 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the 1940 Act.
See “Description of the Subordinated Notes — Redemption.”
Listing:
Currently, there is no public market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any securities exchange or automated dealer quotation system.
Tax Consequences:
You should carefully review the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.
Use of Proceeds:
We estimate that the net proceeds from this offering will be approximately $172.2 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock, and for investments in the Bank as regulatory capital. See the section entitled “Use of Proceeds” in this prospectus supplement.
Certain ERISA Considerations:
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read “Certain ERISA Considerations.”
Global Note; Book-Entry System:
The subordinated notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes offered hereby will be evidenced by a global note deposited with the trustee under the indenture for the subordinated notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See “Description of the Subordinated Notes — Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”
Risk Factors:
An investment in the subordinated notes involves risks. You should carefully consider the information contained under the section entitled “Risk Factors” in this prospectus supplement beginning on page S-14 and the accompanying prospectus and under the section entitled “Risk Factors” included as Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025 and as Item 1A. of Part II in each subsequently filed Quarterly Report on Form 10-Q, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.
Trustee:
U.S. Bank Trust Company, N.A.
Calculation Agent:
We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

RISK FACTORS
An investment in the subordinated notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the subordinated notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2025, as amended or supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus supplement is qualified in its entirety by those risk factors.
Risk Factors Related to the Subordinated Notes
You should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next- available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked subordinated notes, we mean the subordinated notes at any time when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.
On July 29, 2021, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates, which are calculated by the CME Group based on SOFR futures. It is currently anticipated that Three-Month Term SOFR, for purposes of the subordinated notes, will be based on the CME Group’s forward-looking SOFR term rates with a tenor of three months. FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to other rates.
Changes in SOFR could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the subordinated notes, which may adversely affect the trading prices of the subordinated notes. In addition, the interest rate on the subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of 2.32% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the subordinated notes.
Any failure of SOFR to maintain market acceptance could adversely affect the subordinated notes.
SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London Interbank Offered Rate, or LIBOR, in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, SOFR does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain wide market acceptance could adversely affect the return on and value of the subordinated notes and the price at which investors can sell the subordinated notes in the secondary market.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the subordinated notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the subordinated notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.
Under the benchmark transition provisions of the subordinated notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (the “Relevant Governmental Body”) (such as the ARRC), (ii) International Swaps and Derivatives Association,

Inc. (“ISDA”), or any successor thereto or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the subordinated notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
A change in the Benchmark may be treated as a significant modification of the subordinated notes for tax purposes, which could result in taxable gain or loss to holders.
If a term of the subordinated notes, such as the interest rate, is altered and the degree to which the subordinated notes are altered is economically significant, the subordinated notes will be treated as exchanged for the modified notes for federal tax purposes. A deemed exchange of the subordinated notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the subordinated notes.
The amount of interest payable on the subordinated notes will vary on and after July 1, 2031.
As the interest rate of the subordinated notes will be calculated based on SOFR from July 1, 2031 to, but excluding, the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the subordinated notes will vary on and after July 1, 2031. During this period, the subordinated notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 232 basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate subordinated notes.
Our obligations under the subordinated notes will be unsecured and subordinated to our existing and future Senior Indebtedness and general creditors.
Our obligations with respect to the subordinated notes will be unsecured and rank junior to right of payment to all of our existing and future Senior Indebtedness. This means that we generally cannot make any payments on the subordinated notes if we default on a payment of Senior Indebtedness and do not cure the default within the applicable grace period or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the subordinated notes only after we have made payments on all Senior Indebtedness. Neither the subordinated notes nor the indenture limits our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated notes.
Holders of the subordinated notes should only look to our assets as the source of payment of the subordinated notes. The subordinated notes are not obligations of, or guaranteed by, the Bank. In addition, because we are a holding company, our right to participate in the distribution of assets from any subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of holders of the subordinated notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of the subsidiary (including depositors of the Bank), except to the extent that we may be recognized as a creditor of that subsidiary. In the event of any such distribution of assets of the Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the subordinated notes. Accordingly, the subordinated notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Bank.
As of March 31, 2026, the Bank had $14.5 billion in deposits, $36.2 million in borrowings related to NMTC investments, and $226.7 million of customer repurchase agreements, to which the subordinated notes will be structurally subordinated. As of March 31, 2026, the Company, at the holding company level, had a $56.5 million term loan ranking senior to the subordinated notes, and $96.5 million of junior subordinated debt securities ranking junior to the subordinated notes. For more information, see “Description of the Subordinated Notes — Subordination” in this prospectus supplement.
On a pro forma basis giving effect to the sale of the subordinated notes, the Company, at the holding company level, would have had approximately $328.0 million in total indebtedness outstanding as of March 31, 2026. There is no restriction in the indenture governing the subordinated notes on the ability of the Company or the Bank to incur additional indebtedness or other liabilities.
As a consequence of the subordination of the subordinated notes to our existing and future Senior Indebtedness, an investor in the subordinated notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the subordinated notes only after all of our Senior Indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute Senior Indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our Senior Indebtedness in full. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the subordinated notes. As a result, if holders of the subordinated notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. In addition, the holders of any Senior Indebtedness could restrict or prohibit us from making payments on the subordinated notes.
We are a holding company, and banking laws and regulations could limit our access to funds from Enterprise Bank & Trust with the result that we may not have access to sufficient cash to make payments on the subordinated notes.
We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our primary source of funds to make payments of principal and interest on the subordinated notes and to satisfy any other financial obligations are dividends from the Bank. Our ability to receive dividends from the Bank is contingent on a number of factors, including the Bank’s ability to meet applicable regulatory capital requirements, the Bank’s profitability and earnings, and the general strength of its balance sheet. Various federal and state regulatory provisions limit the amount of dividends bank subsidiaries are permitted to pay to their holding companies without regulatory approval. In general, the Bank may only pay dividends either out of its net income after any required transfers to surplus or reserves have been made or out of its retained earnings. In addition, the Federal Reserve and the FDIC have issued policy statements stating that insured banks and financial and bank holding companies generally should pay dividends only out of current operating earnings.
Banks and their holding companies are required to maintain a capital conservation buffer of 2.5% in addition to satisfying other applicable regulatory capital ratios. Banking institutions that do not maintain capital in excess of the capital conservation buffer may face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, dividends to us (at the holding company level) from the Bank may be prohibited or limited, and we may not have funds to make principal and interest payments on the subordinated notes.
In addition, state or federal banking regulators have broad authority to restrict the payment of dividends, including in circumstances where a bank under such regulator’s jurisdiction engages in (or is about to engage in) unsafe or unsound practices. Such regulators have the authority to require that the bank cease and desist from unsafe and unsound practices and to prevent a bank from paying a dividend if its financial condition is such that the regulator views the payment of a dividend to constitute an unsafe or unsound practice.
Accordingly, we can provide no assurance that we will receive dividends from the Bank in an amount sufficient to pay the principal of, or interest on, the subordinated notes.
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the subordinated notes.
In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.
Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the subordinated notes, including:
•
limiting our ability to satisfy our obligations with respect to the subordinated notes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•
limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•
putting us at a disadvantage compared to competitors with less indebtedness.

The Subordinated Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the subordinated notes to the extent of the value of the collateral securing such indebtedness.
Our business operations may not generate the cash needed to service our indebtedness.
Our ability to make payments on and/or to refinance our indebtedness, including the subordinated notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the subordinated notes, or to fund our other liquidity needs.
The limited covenants relating to the subordinated notes do not protect you.
The covenants in the Subordinated Indenture governing the subordinated notes are limited. In addition, the subordinated notes and the Subordinated Indenture do not limit our or our subsidiaries’ ability to further issue additional subordinated notes, including additional notes of the same series as the subordinated notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated notes.
In addition, we are not restricted under the Subordinated Indenture governing the subordinated notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities including our regular quarterly dividend and any share repurchases pursuant to a share repurchase program. In addition, there are no financial covenants in the Subordinated Indenture governing the subordinated notes. Except as expressly provided in the Subordinated Indenture, you are not protected under the Subordinated Indenture governing the subordinated notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.
There may be no active market for the subordinated notes.
The subordinated notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for quotation of the subordinated notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the subordinated notes. However, it is under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the subordinated notes may not develop. If an active trading market for the subordinated notes does not develop, you may not be able to sell the subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. If the subordinated notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. You should also carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across different markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the subordinated notes.
If a trading market for the subordinated notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the subordinated notes and the market price of the subordinated notes.
Many factors could affect the trading market for, and the trading value of, the subordinated notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the subordinated notes; the time remaining to the maturity of the subordinated notes; the ranking of the subordinated notes; the redemption features of the subordinated notes; the outstanding amount of subordinated notes with terms identical to the subordinated notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the subordinated notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the subordinated notes.
The subordinated notes are not insured or guaranteed by the FDIC, any other governmental agency or instrumentality, or any of our subsidiaries.
The subordinated notes are not savings accounts, deposits or other obligations of the Bank and are not insured by the FDIC or any other governmental agency or instrumentality, or public or private insurer. The subordinated notes are obligations of the Company only and are neither obligations of, nor guaranteed by, any of our subsidiaries.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the subordinated notes, regardless of whether we are the subject of an insolvency proceeding.
As a financial holding company, our ability to pay the principal of, and interest on, the subordinated notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the subordinated notes as “Tier 2 capital” under the Federal Reserve’s regulatory rules and guidelines. Pursuant to federal law and the Federal Reserve regulations, as a financial holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the subordinated notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the subordinated notes at the maturity of the subordinated notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Our published credit ratings may not reflect all risks of an investment in the subordinated notes. A downgrade in our credit ratings or the ratings of the Bank could have a material adverse impact on us.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the subordinated notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the subordinated notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the subordinated notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the subordinated notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the subordinated notes and the suitability of investing in the subordinated notes in light of your particular circumstances.
Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and the Bank’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and the Bank’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and the Bank may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or the Bank’s credit ratings could also increase our and the Bank’s borrowing costs and limit access to the capital markets.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions.
Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.
We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the subordinated notes.
The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the subordinated notes. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the subordinated notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the subordinated notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.
Because the subordinated notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes at our option (i) in whole or in part beginning with the interest payment date of July 1, 2031, and on any interest payment date thereafter. In addition, at any time at which any subordinated notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the subordinated notes, holders of the subordinated notes will receive only the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the subordinated notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the subordinated notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the subordinated notes. See “Description of the Subordinated Notes — Redemption.”

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $172.2 million. We intend to use these proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock and for investments in the Bank as regulatory capital. Although our management actively evaluates acquisition opportunities, we do not have any definitive plans relating to material acquisitions at this time.
Our management will have broad discretion in the use of the net proceeds from the sale of the subordinated notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION
The following table sets forth, on a consolidated basis, our capitalization, including regulatory capital ratios as of March 31, 2026:
•
on an actual basis, and

•
on an “as adjusted” basis after giving pro forma effect to the sale of the subordinated notes offered hereby for total net proceeds of approximately $172.2 million after deducting the underwriting discount and estimated expenses.

The “as adjusted” information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering. You should read this table in conjunction with our unaudited consolidated financial statements and notes thereto and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, our consolidated financial statements and notes thereto and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the “Use of Proceeds” section included in this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
($ in thousands, except share and per share data)	March 31, 2026	As Further Adjusted for this Offering
Cash and due from banks	$258,542	$430,708
Liabilities:
Total deposits	14,524,397	14,524,397
Subordinated debentures and notes	93,759	93,759
Other borrowings	319,345	319,345
6.25% Fixed-to-Floating Rate Subordinated Notes (notes offered hereby)	—	172,166
Other liabilities	268,123	268,123
Total Liabilities	$15,205,624	$15,377,790
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized; 75,000 shares issued and outstanding	$71,988	$71,988
Common stock, $0.01 par value; 75,000,000 shares authorized; 36,580,552 shares issued and outstanding	366	366
Additional paid-in capital	990,394	990,394
Retained earnings	1,041,038	1,041,038
Accumulated other comprehensive loss, net	(81,582)	(81,582)
Total stockholders’ equity	$2,022,204	$2,022,204
Total Liabilities and Stockholders’ Equity	$17,227,828	$17,399,994
Capital Ratios
Common Equity Tier 1 Capital to Risk Weighted Assets	11.7%	11.7%
Tier 1 Capital to Risk Weighted Assets	12.9%	12.9%
Total Capital to Risk Weighted Assets	13.9%	15.2%
Leverage Ratio (Tier 1 Capital to Average Assets)	10.4%	10.3%

DESCRIPTION OF THE SUBORDINATED NOTES
The following is a brief description of the material terms of the 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036. The following description does not purport to be complete in all respects, and is qualified in its entirety by reference to the Subordinated Indenture (as defined below), including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. The following description of the particular terms of the Subordinated Indenture and the subordinated notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. For purposes of this “Description of the Subordinated Notes,” references to the “Company,” “we” and “us” include only Enterprise Financial Services Corp and not its consolidated subsidiaries.
General
The subordinated notes offered hereby will be issued under a subordinated indenture, dated as of the issue date as amended and supplemented by a first supplemental indenture, to be dated as of the issue date, between the Company and U.S. Bank Trust Company, National Association, as trustee, which together we refer to in this summary as the “Subordinated Indenture.”
The subordinated notes will be our general unsecured, subordinated obligations and will rank equal in right of payment and upon our liquidation with all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the subordinated notes. The subordinated notes will rank junior in right of payment and upon our liquidation to any of our existing and all of our future Senior Indebtedness (as defined in the Subordinated Indenture and described below) to the extent and in the manner set forth in the Subordinated Indenture. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary bank, Enterprise Bank & Trust. See “— Subordination.” The subordinated notes will be obligations of Enterprise Financial Services Corp only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency.
The subordinated notes will mature on July 1, 2036, unless previously redeemed or otherwise accelerated. There is no sinking fund for the subordinated notes. We intend for the subordinated notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Federal Reserve. Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “— Events of Default.”
Beginning with the interest payment date of July 1, 2031, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) (“Federal Reserve Approval”), redeem the subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The subordinated notes may not be redeemed by us prior to July 1, 2031, except that we may, at our option, subject to Federal Reserve Approval, redeem the subordinated notes in whole, but not in part, prior to maturity, including prior to July 1, 2031, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Subordinated Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC. See “— Redemption.”
We do not intend to apply for the listing of the subordinated notes on any securities exchange or the quotation of the subordinated notes on any quotation system.
Additional Notes
The subordinated notes will initially be limited to an aggregate principal amount of $175,000,000. We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided, that no such additional subordinated notes may be issued unless they will be fungible for U.S. securities law purposes and (1) such additional subordinated notes are issued pursuant to a “qualified reopening” of the subordinated notes offered hereby for U.S. federal income tax purposes, or (2) such additional subordinated notes are, and the subordinated notes offered hereby were, issued without original issue discount (“OID”) for U.S. federal income tax purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the Subordinated Indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.
Interest
From and including the date of original issuance to, but excluding, July 1, 2031, or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at an initial rate of 6.25% per annum, payable semi-annually in arrears on January 1 and July 1 of each year (each, a “fixed rate interest payment date”), commencing on January 1, 2027. The last fixed rate interest payment date for the fixed rate period will be July 1, 2031, or the date of earlier redemption.
From and including July 1, 2031, to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 232 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on October 1, 2031. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided, that if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement,” “Benchmark Replacement Adjustment,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date” and “Benchmark Transition Event” have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus 232 basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the subordinated notes promptly upon request and will be provided to the trustee.
Interest on the subordinated notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments in respect thereof. However, if a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee or, at our option in the event the subordinated notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.
If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we refer to a “business day” with respect to the subordinated notes, we mean any day, other than a Saturday or Sunday, that is neither a federal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close; provided, that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Ranking
The subordinated notes will be our general unsecured, subordinated obligations. The subordinated notes will not be guaranteed by any of our subsidiaries, including Enterprise Bank & Trust, which is our principal subsidiary. The subordinated notes will rank:
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junior in right of payment and upon our liquidation to any of our existing and all of our future Senior Indebtedness (as defined in the Subordinated Indenture and described below);

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equal in right of payment and upon our liquidation with all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the subordinated notes;

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senior in right of payment and upon our liquidation to any of our existing and future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the subordinated notes, including our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries;

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effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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structurally subordinated to any existing and future indebtedness of our subsidiaries, including, without limitation, the Bank’s depositors, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the subordinated notes would have any claims to those assets.
Subordination
The subordinated notes are junior in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes.
The Subordinated Indenture does not restrict us or any of our subsidiaries in any way now or in the future from incurring any debt, whether Senior Indebtedness, secured debt or indebtedness that would be pari passu with or subordinate to the subordinated notes.
The Subordinated Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes under the following circumstances:
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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to us or our property, or any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy;

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in the event and during the continuation of any default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof and notice of such default has been given to us and the trustee or judicial proceedings are pending in respect of such default; or

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in the event that any subordinated notes have been declared due and payable before their stated maturity as a result of certain events of default set forth in the Subordinated Indenture.

If the trustee or any holders of subordinated notes receives any payment or distribution that is prohibited under the subordination provisions, such payment or distribution shall be held in trust for and so paid and delivered to the holders of Senior Indebtedness (or their duly authorized representatives) until all Senior Indebtedness shall have been paid in full.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Indenture defines “Senior Indebtedness” as:
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the principal and any premium or interest for money borrowed or purchased by us, including, but not limited to, indebtedness evidenced by bonds, debentures, notes or similar instruments;

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obligations arising from off-balance sheet guarantees and direct credit substitutes;

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reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

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obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

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capital lease obligations;

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obligations associated with derivative products, including, but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

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obligations of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and

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any of our obligations to our general creditors,

unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated notes or to other debt that is pari passu with or subordinate to the subordinated notes.
Senior Indebtedness does not include:
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trade accounts payable arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the subordinated notes;

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any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

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any debt to any employee of ours;

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any other debt securities issued pursuant to the Subordinated Indenture (except if such debt securities are not, or no longer are, subject to the subordination provision of such indenture); or

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any debt that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated notes.

We are a financial holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the subordinated notes offered hereby), which interest expense was $10.9 million for the year ended December 31, 2025 and $2.4 million for the three months ended March 31, 2026 (holding company only). Federal and state bank regulations impose certain restrictions on the ability of our bank subsidiaries to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from our bank subsidiaries unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the subordinated notes. See “Risk Factors.”
Because we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon the liquidation, reorganization, dissolution or winding up of any of our subsidiaries will be structurally subordinated to all existing and future liabilities of such subsidiary and, as such, would be subject to the prior claims of the creditors of such subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of Enterprise Bank & Trust due in part to its status as an insured depository institution, the claims of its depositors and other general or subordinated creditors would be entitled to priority over claims of its stockholders, including us as its parent holding company and any creditor of ours, such as holders of the subordinated notes.
As of March 31, 2026, the Bank had $14.5 billion in deposits, $36.2 million in borrowings related to NMTC investments, and $226.7 million of customer repurchase agreements, to which the subordinated notes will be structurally subordinated. As of March 31, 2026, the Company, at the holding company level, had a $56.5 million term loan ranking senior to the subordinated notes, and $96.5 million of junior subordinated debt securities ranking junior to the subordinated notes.
No Additional Amounts
In the event that any payment on the subordinated notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the subordinated notes, see “Material U.S. Federal Income Tax Considerations.”

Redemption
The subordinated notes are not subject to redemption or prepayment at the option of the holders thereof.
We may, at our option, beginning with the interest payment date of July 1, 2031, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
In addition, we may, at our option, redeem the subordinated notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before July 1, 2031, upon the occurrence of:
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a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, which change or amendment or challenge becomes effective or pronouncement, or decision or challenge is announced on or after the original issue date of the subordinated notes, there is more than an insubstantial increase in the risk that interest payable by us on the subordinated notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

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a “Tier 2 Capital Event,” defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the subordinated notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the subordinated notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the subordinated notes, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or

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the Company becoming required to register as an investment company pursuant to the 1940 Act. The subordinated notes may not otherwise be redeemed prior to the Maturity Date.

In the event of any redemption of the subordinated notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of subordinated notes not less than 10 nor more than 60 days prior to the redemption date. We will provide written notice to the trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the subordinated notes. If any subordinated note is to be redeemed in part only, the notice of redemption relating to such subordinated note shall state the portion of the principal amount thereof to be redeemed. A replacement subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The subordinated notes are not subject to redemption or prepayment at the option of the holders.
Events of Default
Under the Subordinated Indenture, an event of default permitting acceleration of the maturity of the subordinated notes will occur with respect to the subordinated notes only upon the Company’s bankruptcy, insolvency, liquidation, receivership or similar event. If an event of default permitting acceleration of the maturity of the subordinated notes occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes may declare the principal amount and interest to be due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving the Company, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes.
If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, and such default continues for a period of 30 days, or if we breach any covenant or agreement contained in the Subordinated Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the Subordinated Indenture. The trustee and holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon the Company’s bankruptcy, insolvency, liquidation, receivership or similar event.
The Subordinated Indenture also provides that the holders of not less than a majority in principal amount of the subordinated notes may waive any past default with respect to the subordinated notes and its consequences, except a default consisting of:
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our failure to pay the principal of or interest on the subordinated notes; or

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a default relating to a covenant or provision contained in the Subordinated Indenture that cannot be modified or amended without the consent of the holders of each outstanding subordinated note.

The Subordinated Indenture contains a provision entitling the trustee to be indemnified by the holders of any outstanding subordinated notes before proceeding to exercise any right or power under the Subordinated Indenture at the holders’ request or direction. The holders of a majority in principal amount of outstanding subordinated notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the subordinated notes of that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Subordinated Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the subordinated notes not joining in the direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).
The Subordinated Indenture provides that no holder of the subordinated notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture or a subordinated note, or for the appointment of a receiver or trustee, or for any other remedy under the Subordinated Indenture, unless:
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such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;

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the holders of not less than 25% in principal amount of the outstanding subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the Subordinated Indenture;

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such holder or holders have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

These limitations do not apply to a suit instituted by a holder of subordinated notes for the enforcement of payment of the principal of or interest on the subordinated notes on or after the maturity date.
Modification
Except as set forth below, modification and amendment of the Subordinated Indenture as applicable to the subordinated notes may be made only with the consent of the holders of not less than a majority in principal amount of the subordinated notes and all other series of debt securities issued under the Subordinated Indenture and affected by such modification or amendment (voting as one class).
No modification or amendment of the Subordinated Indenture as applicable to the subordinated notes may, without the consent of each holder affected thereby, do any of the following:
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change the stated maturity or due date of the principal of or interest payable on the subordinated notes or change any place of payment where or the currency in which such principal and interest is payable;

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reduce the principal amount of or the rate or amount of interest on the subordinated notes;

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impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes;

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reduce the percentage of the holders of the subordinated notes necessary (1) to modify or amend the Subordinated Indenture, or (2) to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;

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modify any of the provisions with respect to the subordination of the subordinated notes of any series in a manner adverse to the holders or adverse to the capital treatment of the subordinated notes, except to clarify ambiguities or to meet regulatory requirements and treatment of the subordinated notes as Tier 2 capital; and

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modify or affect in any manner adverse to the holders the terms and conditions of our obligation in respect of the due and punctual payment of the principal of or interest on the subordinated notes.

We and the trustee may modify or amend the Subordinated Indenture as applicable to the subordinated notes, without the consent of any holder of the subordinated notes, for any of the following purposes:
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to evidence the succession of another person to us as obligor under the Subordinated Indenture;

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to evidence and provide for the acceptance or appointment of a successor trustee with respect to the subordinated notes or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;

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to add to the covenants for the benefit of the holders of the subordinated notes or to surrender any right or power conferred upon us in the Subordinated Indenture; provided, that such action shall not adversely affect the interests of the holders of the subordinated notes as determined in good faith by us and evidenced by an officer’s certificate;

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to add or eliminate additional events of default;

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to cure any ambiguity, defect or inconsistency in the Subordinated Indenture; provided, that such action shall not adversely affect the interests of the holders of the subordinated notes in any material respect as determined in good faith by us and evidenced by an officer’s certificate;

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to secure the subordinated notes or add obligors;

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to establish the form of any securities and to provide for the issuance of any series of securities under the Subordinated Indenture and to set forth the terms thereof;

•
to provide for additional notes;

•
to provide for the issuance of subordinated notes in uncertificated form in place of certificated subordinated notes;

•
to qualify or maintain qualification of the Subordinated Indenture under the Trust Indenture Act; or

•
to comply with the rules and regulations of any securities exchange or automated quotation system on which the subordinated notes may be listed or traded.

No modification or amendment of the Subordinated Indenture that adversely affects the superior position of any holder of senior indebtedness will be effective against any such holder of senior indebtedness unless such holder of senior indebtedness will have consented to such modification or amendment in writing.
Merger, Consolidation or Sale of Assets
We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person or entity without the consent of the holders of the subordinated notes; provided, that:
•
the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and interest on all of the outstanding subordinated notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Subordinated Indenture;

•
immediately after giving effect to the transaction, no event of default or default under the Subordinated Indenture, and no event which, after notice or the lapse of time or both, would become an event of default or a default, shall have occurred and be continuing; and

•
we and the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety delivers to the trustee an officer’s certificate and an opinion of counsel stating that the consolidation, merger, conveyance or transfer complies with the relevant provisions of the Subordinated Indenture and constitutes the legal, valid and binding obligation of us and such corporation, person or entity.

Upon any such consolidation or merger, or conveyance or transfer, the successor corporation formed, or into which we are merged or to which such conveyance or transfer is made, shall succeed to, and be substituted for, us under the Subordinated Indenture, as supplemented.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transaction or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the Subordinated Indenture providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase “substantially as an entirety” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety.”
Satisfaction and Discharge
The Subordinated Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:
•
have become due and payable, or

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money, in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of subordinated notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be; then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the subordinated notes.
Defeasance
Our obligations will be deemed to have been paid and discharged if the following applicable conditions have been satisfied:
•
we have irrevocably deposited in trust with the trustee money or U.S. government obligations sufficient to pay and discharge the entire indebtedness on all outstanding subordinated notes for principal and interest to the Maturity Date or the date of redemption;

•
we have paid or caused to be paid all other sums payable under the Subordinated Indenture with respect to the subordinated notes;

•
we have delivered to the trustee, an officer’s certificate stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to the subordinated notes will have occurred;

•
we have delivered to the trustee, an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the subordinated notes have been complied with;

•
we have delivered to the trustee a ruling from the Internal Revenue Service or an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•
if the subordinated notes are then listed on the New York Stock Exchange, we have delivered to the trustee an opinion of counsel to the effect that the subordinated notes will not be delisted as a result of the defeasance.

Any defeasance of the subordinated notes pursuant to the Subordinated Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the subordinated notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the subordinated notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Effect of Benchmark Transition Event
Benchmark Replacement.   If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during such interest period and all subsequent interest periods.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided, that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment; and

(4)
the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by the calculation agent in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided, that:

(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 232 basis points per annum.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “— Interest.”
Determinations and Decisions
We and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by us or by the calculation agent under the terms of the subordinated notes, including any determination with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period, any determination under the benchmark transition provisions, any determination of a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the subordinated notes and the trustee absent manifest error;

•
if made by us as calculation agent, will be made in our sole discretion;

•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the subordinated notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The subordinated notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
The global note will not be registered in the name of any person, or exchanged for subordinated notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•
DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•
an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such subordinated notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:
•
you cannot get subordinated notes registered in your name if they are represented by the global note;

•
you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•
you will not be considered to be the owner or holder of the global note or any note it represents for any purpose, including notices; and

•
all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.
Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).
Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.
We will make cash payments of interest on and principal of the global note to Cede & Co., the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.
You may exchange or transfer the subordinated notes at the corporate trust office of the trustee under the Subordinated Indenture for the series of subordinated notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the subordinated notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the subordinated notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in subordinated notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”
We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the subordinated notes. We have been advised that under its usual procedures, DTC will mail or send an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the subordinated notes are credited on the record date identified in a listing attached to the omnibus proxy.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.
DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the subordinated notes represented by the global note as to which such participant has, or participants have, given such direction.
DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants.
Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.
Calculation Agent
We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the subordinated notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. The trustee will have no responsibility for any act or omission of the calculation agent.
The Trustee
The trustee under the Subordinated Indenture is U.S. Bank Trust Company, National Association (“U.S. Bank”). If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.
U.S. Bank in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated. In the event of such resignation, we would be required to appoint a successor trustee under the Subordinated Indenture for the subordinated notes.
From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Payment and Paying Agents
We will pay principal and interest on the subordinated notes at the corporate trust office of the trustee or at such other place that we appoint in accordance with the Subordinated Indenture.
We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.
Governing Law
The Subordinated Indenture and the subordinated notes are governed by and construed in accordance with the laws of the State of New York. The Subordinated Indenture provides that we and the trustee, and each holder of a subordinated note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture or the subordinated notes, or any transaction contemplated thereby.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the subordinated notes. The summary is limited to taxpayers who will hold the subordinated notes as “capital assets” within the meaning of Section 1221 Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” (generally, property held for investment) and who purchase the subordinated notes in the initial offering at the initial offering price. It is not a complete analysis of all the potential tax considerations relating to the subordinated notes. The following summary is based upon current provisions of the Code, U.S. Department of Treasury regulations promulgated under the Code (“Treasury Regulations”), and judicial decisions and administrative rulings, all in effect as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service, which we refer to as the “IRS,” regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the purchase, ownership and disposition of our subordinated notes.
This summary does not address state, local and foreign tax consequences, federal alternative minimum tax consequences, or federal non-income taxes, such as the estate tax, nor does it address the tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-advantaged accounts, controlled foreign corporations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who acquired subordinated notes as compensation or through a tax-qualified retirement plan, persons liable for the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of its use of an “applicable financial statement,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the subordinated notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the subordinated notes.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the subordinated notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the subordinated notes should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the subordinated notes.
U.S. Holders
The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of subordinated notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.
Tax Basis.   A U.S. holder’s initial tax basis in subordinated notes generally should equal the amount paid by the U.S. holder to acquire the subordinated notes.
Payments of Stated Interest.   It is anticipated, and this discussion assumes, that the issue price of the subordinated notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury

Regulations). Accordingly, stated interest on a note generally will be taxable to a U.S. holder as described below under “— Qualified Stated Interest.”
If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as OID as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the subordinated notes are issued with OID.
Variable Rate Debt Instruments.   The subordinated notes will initially bear interest at a fixed annual rate. From and including July 1, 2031 to, but excluding, the maturity date or the date of earlier redemption, the subordinated notes will bear interest at a floating rate per annum equal to the benchmark rate, which is expected to be Three-Month Term SOFR, plus 232 basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of (a) one or more “qualifying floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a “single objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (iii) except as described in (i) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the subordinated notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.
Qualified Stated Interest.   The tax treatment of interest paid on the subordinated notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury Regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the subordinated notes, is determined pursuant to special rules discussed further under “— Determination of Interest Accruals on the Notes” below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing OID, regardless of such U.S. holder’s method of accounting.
Determination of Interest Accruals on the Subordinated Notes.   Under applicable Treasury Regulations, in order to determine the amount of QSI in respect of the subordinated notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the subordinated notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the subordinated notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the subordinated notes as of the subordinated notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the subordinated notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument.
For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.

Based upon current market conditions and the manner in which the interest rates on the subordinated notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the subordinated notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the subordinated notes, we expect that the subordinated notes will be presumed to remain outstanding until maturity, all interest on the subordinated notes will be treated as QSI and the subordinated notes will not be treated as having been issued with any OID.
Sale, Exchange, Redemption, Retirement or Certain Other Taxable Dispositions of the Subordinated Notes.   Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note, excluding an amount equal to any accrued but unpaid interest (which will be taxable as ordinary income to the extent not previously included in income), and such U.S. holder’s adjusted tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received upon the taxable disposition of a note. Gain or loss realized upon a taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. holders to deduct capital losses is subject to limitations under the Code.
Information Reporting and Backup Withholding on U.S. Holders.   Information returns will generally be filed with the IRS in connection with the payment of principal of, and interest on, the subordinated notes to a noncorporate U.S. holder and certain payments of proceeds to a U.S. holder on the sale, exchange, retirement or redemption of the subordinated notes. Additionally, such payments may be subject to backup withholding (currently at a rate of 24%) unless the U.S. holder (i) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (ii) in the time and manner required by the IRS, provides a correct taxpayer identification number, certifies that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.
Tax on Net Investment Income of U.S. Holders.   Individuals, estates, and certain types of trusts may be subject to a 3.8% tax annually on the total amount of “net investment income” that exceeds certain statutory thresholds. A U.S. holder’s net investment income will generally include interest income and net gain from the disposition of certain property, including the notes. Net investment income for a taxable year is reduced by allowable deductions properly allocable to such income. U.S. holders that own subordinated notes are urged to consult their tax advisors regarding the applicability of the investment income tax to interest income and net gains derived from the disposition of such subordinated notes.
Non-U.S. Holders
The discussion in this section is addressed to non-U.S. holders of the subordinated notes. For this purpose, a non-U.S. holder is a beneficial owner of subordinated notes that is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes and that is not a U.S. holder, as defined above. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Material U.S. Federal Income Tax Considerations” above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and foreign holders that are owned or controlled by U.S. holders. Persons considering the purchase of subordinated notes should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable income tax treaty.
Payments of Interest.   Under U.S. federal income tax laws, and subject to the below discussions of backup withholding and FATCA (as defined below), a non-U.S. holder of the subordinated notes generally will not be subject to U.S. federal income or withholding tax, on payments of interest with respect to the subordinated notes, provided that such non-U.S. holder: (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations, (ii) is not a “controlled foreign corporation” that is related directly or constructively to us through stock ownership, and (iii) is not a bank whose receipt of interest on the subordinated notes is described in Section 881(c)(3)(A) of the Code (generally in connection with an extension of credit pursuant to a loan agreement entered into in the ordinary course of the bank’s trade or business).
In addition, for this exemption from U.S. federal withholding tax to apply, a non-U.S. holder must provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or other appropriate documentation, certifying, under penalties of perjury, that such non-U.S. holder is not a U.S. person. If the non-U.S. holder holds the notes through a financial institution or other agent acting on its behalf, such non-U.S. holder will be required to provide appropriate documentation to the agent. Such non-U.S. holder’s agent will then be required to provide such documentation to the applicable withholding agent.
If a non-U.S. holder of the subordinated notes cannot satisfy the requirements outlined above, interest on the subordinated notes that is not effectively connected income (as discussed below) generally will be subject to U.S. federal withholding tax (currently imposed at a 30% rate, or a lower rate if an applicable income tax treaty so provides and such non-U.S. holder satisfies the relevant certification requirements). We will not pay any additional amounts to non-U.S. holders in respect of any amounts so withheld. If interest on the subordinated notes is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and, if an income tax treaty applies, such interest is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States, such non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if the holder were a U.S. holder and, if the holder is a non-U.S. corporation, such holder may also be subject to the branch profits tax (currently imposed at a rate of 30% or a lower rate if an income tax treaty so provides). Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder delivers to us a properly executed IRS Form W-8ECI or acceptable substitute form in order to claim an exemption from U.S. federal withholding tax. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, Exchange, Redemption, Retirement or Certain Other Taxable Dispositions of the Subordinated Notes.   A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption, or retirement of the subordinated notes unless:
•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (or if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder); or

•
in the case of a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met).

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if such non-U.S. holder were a United States person, and a corporate non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax with respect to his, her, or its effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.
An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the aggregate amount of gain derived from this and any other sales or taxable dispositions, which may be offset by current or prior unused United States source capital losses, if any, provided that such non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding on Non-U.S. Holders.   Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of the subordinated notes by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of a subordinated note through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells a note through a foreign broker which derives more than a specified percentage of its income from U.S. sources or has certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstance.
Foreign Account Tax Compliance Act (FATCA)
The Foreign Account Tax Compliance Act (commonly referred to as “FATCA”), imposes a 30% United States federal withholding tax on certain types of payments made to a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation required by the IRS, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA withholding or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation required by the IRS, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any).
Required withholding under FATCA currently applies to interest payments and to gross proceeds from a sale or other disposition of subordinated notes. The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of the subordinated notes. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. If withholding is required under FATCA on a payment related to the notes, investors that otherwise may be exempt from withholding generally will be required to seek a refund or credit from the IRS.
Rules different from those described above may apply to non-U.S. holders resident in jurisdictions that have entered into intergovernmental agreements with the United States. Moreover, FATCA withholding requirements generally do not apply to effectively connected income unless the beneficial owner claims an exemption from federal income tax pursuant to a treaty provision.
If an interest payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “Non-U.S. Holders — Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, the required amount of such other withholding tax. Holders of subordinated notes should consult their tax advisors regarding the implications of FATCA in their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS AN OVERVIEW OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SUBORDINATED NOTES. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO YOU. THUS, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SUBORDINATED NOTES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the subordinated notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” (ii) plans, individual retirement accounts (“IRAs”) and other arrangements subject to Section 4975 of the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as Similar Laws, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements, each of which we refer to as a “Plan.”
Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of such Plan. Each fiduciary of a Plan should consider the fiduciary standards of ERISA, the Code or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the subordinated notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan. A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.
Plans subject to Section 406 of ERISA and Section 4975 of the Code, which we call “ERISA Plans,” are prohibited from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
We and our affiliates may each be considered a party in interest with respect to certain Plans. Special caution should be exercised, therefore, before the subordinated notes are purchased by a Plan.
Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the subordinated notes were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of a subsidiary), the purchase of any subordinated notes by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the subordinated notes. Those class exemptions include:
•
PTCE 96-23 — for certain transactions determined by in-house asset managers;

•
PTCE 95-60 — for certain transactions involving insurance company general accounts;

•
PTCE 91-38 — for certain transactions involving bank collective investment funds;

•
PTCE 90-1 — for certain transactions involving insurance company pooled separate accounts; and

•
PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that a particular purchase of subordinated notes will satisfy all of the conditions of any such exemption.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the subordinated notes by a Plan, the subordinated notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the subordinated notes or any interest in the subordinated notes will be deemed to have represented by its purchase and holding of the subordinated notes that either:
•
it is not a Plan and is not purchasing the subordinated notes or interest in the subordinated notes on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the subordinated notes or interest in the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the subordinated notes on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the subordinated notes that neither the Company, the agents, the underwriters nor any of their respective affiliates, which we refer to collectively as the “Seller,” is a “fiduciary” (under Section 3(21) of ERISA or with respect to a governmental, church, or foreign plan under any substantially similar applicable law, or Similar Law, or regulation) with respect to the acquisition, holding or disposition of the subordinated notes, or as a result of any exercise by the Seller of any rights in connection with the subordinated notes.
Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the subordinated notes on behalf of or with the assets of any Plan consult with its legal counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the subordinated notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the subordinated notes by the Plan are entitled to full exemptive relief thereunder. Purchasers of the subordinated notes have exclusive responsibility for ensuring that their purchase of the subordinated notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws.
Nothing herein shall be construed as, and the sale of the subordinated notes to a Plan is in no respect, a representation by us or the underwriters that any investment in the subordinated notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.
The foregoing is merely a summary and should not be construed as legal advice or as being complete in all relevant respects.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SUBORDINATED NOTES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN, PLAN ASSET ENTITY, OR NON- ERISA ARRANGEMENT IS STRONGLY URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA, THE CODE AND ANY OTHER SIMILAR LAWS AND ITS ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

UNDERWRITING
We have entered into an underwriting agreement dated June 12, 2026 with Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as joint representatives of the underwriters named below with respect to the subordinated notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriters have agreed to purchase the aggregate principal amount of subordinated notes set forth next to its name in the following table.
Underwriters	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$113,750,000
Raymond James & Associates, Inc.	43,750,000
Piper Sandler & Co.	17,500,000
Total	$175,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the subordinated notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the subordinated notes if any of the subordinated notes are purchased.
The subordinated notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the subordinated notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.5% of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the subordinated notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Discounts, Commissions and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the subordinated notes offered hereby).
	Per Subordinated Note	Total
Public offering price(1)	100.00%	$175,000,000
Underwriting discount	1.25%	$2,187,500
Proceeds, before expenses, to us	98.75%	$172,812,500

(1)
Plus accrued interest, if any, from June 17, 2026, to the date of delivery.

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $650,000. This estimate reflects that we may reimburse the underwriters for certain of their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including certain expenses attributable to legal fees and marketing, syndication and travel in an amount not to exceed $150,000.
Indemnification
We have agreed to indemnify each underwriter, its affiliates, selling agents, employees, officers and directors and each person who controls any underwriter, against certain losses and liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Markets
There is currently no public trading market for the subordinated notes. In addition, we have not applied and do not intend to apply to list the subordinated notes on any national securities exchange or to have the subordinated notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the subordinated notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the subordinated notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the subordinated notes will develop or continue, that you will be able to sell your subordinated notes at a particular time, or that the price that you receive when you sell will be favorable.
No Sale of Similar Securities
We have agreed with the underwriters that for a period of 30 days from the date of the underwriting agreement, we and our subsidiaries will not, without the prior consent of the underwriters, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.
Stabilization
In connection with the offering of the subordinated notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the subordinated notes in the open market for the purpose of pegging, fixing or maintaining the price of the subordinated notes. Syndicate covering transactions involve purchases of the subordinated notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the subordinated notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including, without limitation, serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the subordinated notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the subordinated notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternative Settlement Cycle and Other Matters
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the subordinated notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The subordinated notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
We expect that delivery of the subordinated notes will be made against payment therefor on or about June 17, 2026, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes prior to the business day before delivery of the subordinated notes will be required, by virtue of the fact that the subordinated notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area, each a “Member State”, no offer of the subordinated notes to the public has been or will be made in that Member State, except that offers of the subordinated notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:
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to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of subordinated notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of the above provisions, the expression “an offer of subordinated notes to the public” in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2) (a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the securities to be offered by this prospectus supplement will be passed upon for us by Holland & Knight LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.

EXPERTS
The consolidated financial statements of Enterprise Financial Services Corp incorporated by reference in this prospectus supplement, and the effectiveness of Enterprise Financial Services Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS
ENTERPRISE FINANCIAL SERVICES CORP
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
RIGHTS TO PURCHASE COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS
We may offer or sell from time to time, and one or more selling stockholders to be identified in the future may offer or sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. We will offer securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, as well as the names of any selling stockholders, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement for those securities. You should read this prospectus, the information incorporated by reference into this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see the section titled “Plan of Distribution” in this prospectus.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “EFSC”. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 6 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission.
None of the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.
The date of this prospectus is March 4, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” In this prospectus, we use the term securities to refer to common stock, preferred stock, depositary shares, debt securities, rights, purchase contracts, warrants and/or units which may be issued by the Company. For purposes of this prospectus, debt securities refers to both senior debt securities and subordinated debt securities.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the specific document.
In this prospectus, “Enterprise,” “the Company,” “we,” “our,” “ours,” and “us” refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References in this prospectus to Enterprise Bank mean Enterprise Bank & Trust, a Missouri trust company with banking powers, which is our principal subsidiary.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov. However, information on this website does not constitute a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus, any prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
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Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026;

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The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2025 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024; and

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The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Enterprise Financial Services Corp
150 North Meramec Ave.
Clayton, MO 63105
Telephone: (314) 725-5500
Attention: Mr. Keene S. Turner, Chief Financial Officer
In addition, we maintain a corporate website, www.enterprisebank.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus or any prospectus supplement.
Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including information included or incorporated by reference, contains certain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements that expressly or implicitly predict future results, performance, or events. Statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates,” “intends,” and “forecast,” and words or phrases of similar meaning.
Forward-looking statements are inherently subject to risks and uncertainties and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
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our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations;

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our ability to collect insurance proceeds from claims made related to tax recapture events;

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credit risk;

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changes in the appraised valuation of real estate securing impaired loans;

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outcomes of litigation and other contingencies;

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exposure to general and local economic and market conditions, including high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters (including the effect of a prolonged U.S. federal government shutdown), and any slowdown in global economic growth;

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risks associated with rapid increases or decreases in prevailing interest rates;

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our ability to attract and retain deposits and access to other sources of liquidity;

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consolidation in the banking industry;

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competition from banks and other financial institutions;

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our ability to attract and retain relationship officers and other key personnel;

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burdens imposed by federal and state regulation;

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changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services;

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changes in accounting policies and practices or accounting standards;

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natural disasters (such as wildfires and earthquakes), terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity; and

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other risks discussed under the caption “Risk Factors” in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A — Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, all of which could cause actual results to differ from those set forth in the forward-looking statements.

Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. Forward-looking statements are made as of the date of this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws. Readers should consider any forward-looking statements in light of this explanation, and we caution readers about relying on forward-looking statements.

OUR COMPANY
We are a financial holding company headquartered in Clayton, Missouri, incorporated under Delaware law in December 1994. We are the holding company for Enterprise Bank & Trust, a full-service financial institution offering banking and wealth management services to individuals and corporate customers primarily located in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico.
Our stated mission is “Guiding people to a lifetime of financial success.” We have established an accompanying corporate vision, “To be a company where our associates are proud to work, that delivers ease of navigation to our clients and value to our investors, while helping our communities flourish.” These tenets are fundamental to our business strategies and operations.
Our business strategy is to generate attractive stockholder returns by providing comprehensive financial services primarily to privately-held businesses, their owner families, and other success-minded individuals. To achieve these objectives we have developed a business strategy that leverages a focused and relationship-oriented distribution and sales approach, with an emphasis on niche businesses, while maintaining prudent credit and interest rate risk management, opportunities for fee income, appropriate supporting technology, and controlling expenses. We believe this strategy allows us to maximize organic growth opportunities, which we supplement and enhance through disciplined growth through acquisition.
We offer a broad range of business and personal banking services, including wealth management services. Lending services include commercial and industrial, commercial real estate, real estate construction and development, residential real estate, Small Business Administration, and consumer loan products. A wide variety of deposit products, along with a complete suite of treasury management and international trade services, complement our lending capabilities.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “EFSC.” For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus titled “Risk Factors.” Our principal executive offices are located at 150 North Meramec Avenue, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider each of the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Exchange Act (see the section of this prospectus titled “Where You Can Find More Information”). Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS
We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common stock, our preferred stock, depositary shares, debt securities, rights, purchase contracts, warrants and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material features, terms and provisions of our common stock and our preferred stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. This summary is qualified by reference to the applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”), our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or our Bylaws, as amended (the “Bylaws”). Therefore, you should read our Certificate of Incorporation and Bylaws, which have been filed with the SEC.
General
Our authorized capital stock consists of:
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75,000,000 shares of the common stock, par value of $.01 per share, and

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5,000,000 shares of preferred stock, par value of $.01 per share, of which 75,000 shares have been designated as 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

As of December 31, 2025, there were 36,965,398 shares of our common stock issued and outstanding and 75,000 shares of our Series A Preferred Stock issued and outstanding.
General Limitations on Ability to Pay Dividends
Under the Board of Governors of the Federal Reserve System (the “Federal Reserve”) policies, we may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization’s expected future needs and financial condition and if the organization expects to remain in compliance with its minimum regulatory capital requirements. Federal Reserve policy also provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company’s ability to serve as a source of strength to its banking subsidiaries.
We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common stock. Under Missouri law, Enterprise Bank may pay dividends to us only from a portion of its undivided profits and may not pay dividends if its capital is impaired. As an insured depository institution, federal law prohibits Enterprise Bank from making any capital distributions, including the payment of a cash dividend if it is “undercapitalized” or after making the distribution would become undercapitalized. If the Federal Deposit Insurance Corporation (the “FDIC”), believes that Enterprise Bank is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that Enterprise Bank cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings. Enterprise Bank’s payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require that it maintain capital in excess of regulatory guidelines.
Description of Common Stock
General
When we offer to sell any common stock, we will describe the specific terms of such common stock in a supplement to this prospectus. The terms of any common stock may differ from the terms described below. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.
Dividends
Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors. The payment of dividends is also subject to the restrictions set forth in the DGCL and the limitations imposed under bank regulatory requirements and capital guidelines.
Voting Rights
The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.
Liquidation/Dissolution Rights
If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.
Other Rights
Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or our Certificate of Incorporation or Bylaws. Shares of our common stock are not redeemable and have no subscription or conversion rights.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare N.A.
Description of Preferred Stock
General
The following summary contains a description of the general terms of the preferred stock that we may issue. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our Certificate of Incorporation and the Certificate of Designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
Terms of Each Series of Preferred Stock
The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
The prospectus supplement for a series of preferred stock will specify:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.
Rank
Upon our dissolution, liquidation or winding up, holders of preferred stock are entitled to receive from our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.
Voting Rights
If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.
The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our Certificate of Incorporation that adversely changes any rights or preferences of such series of preferred stock.
On November 16, 2021, the Company filed a certificate of designations to its Certificate of Incorporation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences, special rights, and qualifications of the Series A Preferred Stock. On November 17, 2021, the Company issued and sold 3,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of our Series A Preferred Stock, all of which were outstanding as of December 31, 2025. For additional information, see the sections entitled “Series A Preferred Stock” and “Depositary Shares” below.
Series A Preferred Stock
Generally
The Series A Preferred Stock is a single series of Preferred Stock. 75,000 shares of Preferred Stock are designated as Series A Preferred Stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of Common Stock or any other class or series of other securities of the Company. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem, retire or repurchase the Series A Preferred Stock. The Series A Preferred Stock

represents non-withdrawable capital, is not an account of an insurable type, and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.
The number of designated shares of Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our Board of Directors (or a duly authorized committee thereof), without the vote or consent of the holders of the Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by us will be cancelled and will revert to authorized but unissued shares of Preferred Stock undesignated as to series. We have the authority to issue fractional shares of Series A Preferred Stock.
We reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock and the related Depositary Shares either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock, provided that such additional shares of Series A Preferred Stock will only be issued if they are fungible with the original shares for U.S. federal income tax purposes. The additional shares of Series A Preferred Stock and the related Depositary Shares will form a single series with the Series A Preferred Stock and the related Depositary Shares, respectively.
Rank
With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, the Series A Preferred Stock rank:
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senior to our Common Stock and any class or series of our stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividend and distributions, or Junior Stock;

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on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A Preferred Stock with respect to such dividends and distributions;

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junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock; and

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junior to our secured and unsecured debt.

Dividends
Dividends on the Series A Preferred Stock are not cumulative or mandatory. If our Board of Directors, or a duly authorized committee thereof, does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors, or a duly authorized committee thereof, declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period. A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date.
Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, or a duly authorized committee thereof, only out of funds legally available for the payment of dividends, non-cumulative cash dividends payable on the stated amount of $1,000 per share at a rate of 5.00% per annum, and no more, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year; provided, however, that if any such dividend payment date is not a business day, then such date shall nevertheless be a dividend payment date but dividends on the Series A Preferred Stock shall be paid on the next succeeding business day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment). In the event that we issue additional shares of Series A Preferred Stock after the original issue date, those shares will be entitled to dividends that are declared on or after the date they are issued.

If any dividend payment date is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to, or interest on, the amount of dividends paid. We will not pay interest or any sum of money instead of interest on any dividend, or in lieu of dividends not declared. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York or Clayton, Missouri, are closed.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 60 days nor less than 10 days before the applicable dividend payment date, as shall be fixed by our Board of Directors, or a duly authorized committee thereof, in advance of payment of each particular dividend. The corresponding record dates for the Depositary Shares will be the same as the record dates for the Series A Preferred Stock.
Dividends payable on the Series A Preferred Stock will be calculated for each dividend period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Restrictions on Dividends, Redemptions and Repurchases
Under the DGCL, subject to limited exceptions relating to our net earnings in specified periods, we may declare or pay dividends on the Series A Preferred Stock only if, after payment of such dividends, we would be able to pay our indebtedness as it becomes due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities. When the need to make these determinations arises, our Board of Directors will determine the amount of our total assets, total liabilities and liquidation preference amount with regard to outstanding shares of Series A Preferred Stock in accordance with the DGCL.
Our ability to pay dividends on the Series A Preferred Stock also depends on the ability of the Enterprise Bank, our wholly-owned bank subsidiary, to pay dividends to the Company. The ability of the Company and Enterprise Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve, the FDIC and the Missouri Division of Finance, as applicable.
So long as any share of Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:
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no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock (other than (i) a dividend payable solely in Junior Stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

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no monies may be paid or made available for a sinking fund for the redemption or retirement of any Junior Stock nor shall any shares of Junior Stock be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) as a result of a reclassification of Junior Stock for or into other Junior Stock, (ii) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iv) purchases, redemptions or other acquisitions of shares of the Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to or during the most recently completed preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons

(other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us); and
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no monies may be paid or made available for a sinking fund for the redemption or retirement of any Parity Stock nor shall any shares of Parity Stock, be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) any purchase or other acquisition of shares of Series A Preferred Stock and Parity Stock in accordance with a purchase offer made in writing or by publication (as determined by our Board of Directors, or a duly authorized committee thereof), to all holders of such shares on such terms as our Board of Directors (or a duly authorized committee thereof), after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, (ii) as a result of a reclassification of Parity Stock for or into other Parity Stock, (iii) the exchange or conversion of Parity Stock for or into other Parity Stock or Junior Stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock, (v) purchases of shares of Parity Stock pursuant to a contractually binding requirement to buy Parity Stock existing prior to or during the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians).

If our Board of Directors (or a duly authorized committee thereof) elects to declare only partial instead of full dividends for a dividend payment date and the related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series A Preferred Stock and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any series of Dividend Parity Stock (which, in either case, we refer to as the First Series) coincides with more than one dividend period with respect to another series applicable (which, in either case, we refer to as the Second Series), then, for purposes of this paragraph, our Board of Directors (or a duly authorized committee thereof) may, to the extent permitted by the terms of each affected series, treat such dividend period for the First Series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Second Series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series A Preferred Stock.
As used in this prospectus, “Parity Stock” means any other class or series of stock of the Company that ranks on a parity with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company. As used herein, “Dividend Parity Stock” means any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends. As of the date hereof, there are no series of Parity Stock outstanding.
As used in this prospectus, “Senior Stock” means any other class or series of stock of the Company ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. As of the date hereof, there are no series of Senior Stock outstanding.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors, or a duly authorized committee thereof, may be declared and paid on our Common Stock and any other Junior Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules.
Redemption
Optional Redemption.   The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series A Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25.00 per Depositary Share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Neither the holders of Series A Preferred Stock nor holders of Depositary Shares will have the right to require the redemption or repurchase of the Series A Preferred Stock, and should not expect such redemption or repurchase. Notwithstanding the foregoing, we may not redeem shares of the Series A Preferred Stock without having received the prior approval of the Appropriate Federal Banking Agency (as defined below) with respect to us, as defined in Section 3(q) of the Federal Deposit Insurance Act, or any successor provision, if then required under capital rules applicable to us. Our Appropriate Federal Banking Agency is the Federal Reserve.
Redemption Following a Regulatory Capital Treatment Event.   We may redeem shares of the Series A Preferred Stock at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per Depositary Share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Such redemption shall be subject to prior approval of the Federal Reserve, if the Series A Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.
A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full stated amount of $1,000 per share of Series A Preferred Stock then outstanding as Tier 1 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date.
Redemption Procedures.   If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock or any Depositary Shares representing interests in the Series A Preferred Stock are held in book-entry form through The Depositary Trust Company, or DTC, any other similar facility, we may give such notice at such time and in any manner permitted by such facility). Any notice delivered as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the delivery thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed from the holder;

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the redemption price;

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the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and

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that dividends on such shares will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if on or before the redemption date specified in the notice all funds necessary for such redemption have been irrevocably set aside by us separate and apart from our other assets, in trust for the pro rata benefit of the holders of any shares of Series A Preferred Stock so called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series A Preferred Stock are issued in certificated form, on and after the redemption date, unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption, dividends will cease to accrue on all shares of Series A Preferred Stock so called for redemption, and all such shares of Series A Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights of the holders of such shares with respect to such shares will terminate, including rights described below under the heading “Voting Rights”, except the right to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof (or, if the Depositary Shares are issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility), our Board of Directors, or a duly authorized committee thereof, has full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If we have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Under the Federal Reserve’s current capital regulations applicable to financial holding companies, any redemption of the Series A Preferred Stock is subject to prior approval by the Federal Reserve and we must either replace the shares to be redeemed with an equal amount of Tier 1 Capital or additional Tier 1 Capital or demonstrate to the Federal Reserve that the Company will continue to hold capital commensurate with its risk. Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth by the Federal Reserve applicable to redemption of the Series A Preferred Stock.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of the Series A Preferred Stock nor the holders of the related Depositary Shares have the right to require the redemption or repurchase of the Series A Preferred Stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, before any distribution or payment out of our assets may be made to or set aside for the holders of any Junior Stock, holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount of $1,000 per share (equivalent to $25.00 per Depositary Share), together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the date of such payment (the “Liquidation Preference”). Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company are not sufficient to pay the Liquidation Preference in full to all holders of the Series A Preferred Stock and all holders of any class or series of our stock that ranks on parity with the Series A Preferred Stock in the distribution of assets on liquidation (the “Liquidation Preference Parity Stock”), the amounts paid to the holders of Series A Preferred Stock and to the holders of all Liquidation Preference Parity Stock will be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the Series A Preferred Stock and all such Liquidation Preference Parity Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and all holders of any Liquidation Preference Parity Stock, the holders of our Junior Stock will be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this section, the merger, consolidation or other business combination of the Company with any other entity, including a transaction in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.
Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series A Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series A Preferred Stock will have no voting rights.
Right to Elect Two Directors upon Nonpayment of Dividends.   If and whenever dividends payable on Series A Preferred Stock or any class or series of Parity Stock having voting rights equivalent to those described in this paragraph, which we refer to as Voting Parity Stock, have not been declared and paid (or, in the case of Voting Parity Stock bearing dividends on a cumulative basis, shall be in arrears) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent, whether or not consecutive, which we refer to as a Nonpayment Event, the number of directors on the Board of Directors shall automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding Voting Parity Stock then entitled to vote for additional directors, voting together as a single class, shall be entitled to elect by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock the two additional directors, or the Preferred Stock Directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of voting Preferred Stock are entitled to elect pursuant to like voting rights).
In the event that the holders of Series A Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series A Preferred Stock and each other series of Voting Parity Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or Voting Parity Stock, and delivered to our Corporate Secretary in such manner as provided for in the Certificate of Designation, or as may otherwise be required or permitted by applicable law. If our Corporate Secretary fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series A Preferred Stock or Voting Parity Stock may call such a meeting at our expense solely for the election of the Preferred Stock Directors, and for this purpose and no other (unless provided otherwise by applicable law) such Series A Preferred Stock holder shall have access to our stock ledger.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and Voting Parity Stock, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors elected at a special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as described below. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by our Board of Directors to serve until the next annual meeting of the stockholders on the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class, provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of a Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before our Board of Directors for a vote.
When (i) dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preferred Stock on four consecutive dividend payment dates following a Nonpayment Event and (ii) the rights of holders of any Voting Parity Stock to participate in electing the Preferred Stock Directors shall have ceased, the right of holders of the Series A Preferred Stock to participate in the election of Preferred Stock Directors shall cease (but subject always to the revesting of such voting rights in the case of any future Nonpayment Event), the terms of office of all the Preferred Stock Directors shall immediately terminate, and the number of directors constituting our Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a Nonpayment Event, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.
In addition, if and when the rights of holders of Series A Preferred Stock terminate for any reason, including under circumstances described above under the heading “Redemption”, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date) and the terms of any additional directors elected by the holders of Series A Preferred Stock and any Voting Parity Stock shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of Voting Parity Stock have similarly terminated.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock (including the Series A Preferred Stock) are or become entitled to vote for the election of directors, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.
Other Voting Rights.   So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting together with any other series of Preferred Stock that would be adversely affected in substantially the same manner and entitled to vote as a single class in proportion to their respective stated amounts (to the exclusion of all other series of Preferred Stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to:
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amend or alter our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend, alter or repeal the provisions of our Certificate of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series

A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize or create, or increase the authorized amount of, any class or series of stock that does not rank senior to the Series A Preferred Stock in either payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to affect adversely the powers, preferences, privileges or rights of the Series A Preferred Stock; or
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consummate (i) a binding share-exchange or reclassification involving the Series A Preferred Stock or (ii) a merger or consolidation of the Company with or into another entity (whether or not a corporation), unless in each case (A) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the Series A Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Preferred Stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of Preferred Stock.
Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designation for the Series A Preferred Stock that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designation.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.
Voting Rights under the DGCL.   Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Certificate of Incorporation.
Depositary Agent, Transfer Agent and Registrar
Computershare N.A. is the depositary and transfer agent and registrar for the Series A Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.
Preemptive and Conversion Rights
The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Depositary Shares, Each Representing 1/40th Interest in a Share of Series A Preferred Stock
General
Each Depositary Share represents a 1/40th ownership interest in a share of Series A Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series A Preferred Stock with Computershare N.A., acting as depositary (the “Depositary”), pursuant to a deposit agreement among us, the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). References herein to “holders” of Depositary Shares mean those who own Depositary Shares registered in their own names on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in Depositary Shares registered in street name or issued in book-entry form through DTC.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time and from time to time by agreement with the Depositary without the consent of the holders of depositary receipts. However, any amendment that will materially and adversely alter the rights of the holders of depositary receipts will not be effective unless the holders of at least two-thirds of the affected Depositary Shares then outstanding approve the amendment. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
We will make no amendment that impairs the right of any holder of Depositary Shares to receive shares of the Series A Preferred Stock and any money or other property represented by those Depositary Shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency, or commission, or applicable securities exchange.
The Deposit Agreement may be terminated:
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if all outstanding Depositary Shares have been redeemed pursuant to the Deposit Agreement;

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if there shall have been a final distribution made in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing Depositary Shares pursuant to the terms of the Deposit Agreement; or

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upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

We may terminate the Deposit Agreement at any time, and the Depositary will give notice of that termination to the holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of the depositary receipts evidencing the Depositary Shares, the number of whole or fractional shares of the Series A Preferred Stock as are represented by those Depositary Shares.
Dividends and Other Distributions
Each dividend payable on a Depositary Share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series A Preferred Stock.
The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of Depositary Shares relating to the underlying Series A Preferred Stock in proportion to the number of Depositary Shares held by the holders. If we make a distribution other than in cash, the Depositary will distribute any property received by it to the record holders of Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amounts distributed to holders of Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Depositary Shares or the shares of the Series A Preferred Stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series A Preferred Stock represented by the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series A Preferred Stock held by the Depositary. The redemption price per Depositary Share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25.00 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, on the shares of the Series A Preferred Stock.
Whenever we redeem shares of Series A Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series A

Preferred Stock so redeemed. If fewer than all of the outstanding Depositary Shares are redeemed, the Depositary will select the Depositary Shares to be redeemed pro rata or by lot. In any case, the Depositary will redeem the Depositary Shares only in increments of 40 Depositary Shares and any integral multiple thereof. The Depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related Depositary Shares.
Voting of the Series A Preferred Stock
Because each Depositary Share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per Depositary Share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote, as described above.
When the Depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Series A Preferred Stock. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the Depositary to vote the amount of the Series A Preferred Stock represented by the holder’s Depositary Shares. To the extent possible, the Depositary will vote the amount of the Series A Preferred Stock represented by Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series A Preferred Stock, it will vote all Depositary Shares held by it proportionately with instructions received.
Depositary Agent, Transfer Agent and Registrar
Computershare N.A. is the depositary and transfer agent and registrar for the Depositary Shares. We may, in our sole discretion, remove the Depositary in accordance with the agreement between us and the Depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of the prior depositary’s removal.
Form and Notices
The Series A Preferred Stock will be issued in registered form to the Depositary, and the Depositary Shares will be issued in book-entry form through DTC. The Depositary will forward to the holders of the Depositary Shares all reports, notices, and communications from us that are delivered to the Depositary and that we are required to furnish to the holders of the Series A Preferred Stock.
Certain Anti-takeover Effects
Certificate of Incorporation and Bylaws.
Our Certificate of Incorporation and Bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our board of directors or to gain control of our outstanding capital stock.
Our Certificate of Incorporation and Bylaws provide:
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that directors can be removed only upon the vote of the holders of a majority of shares then entitled to votes at an election of directors;

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that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

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that special meetings of stockholders may only be called by the chairman of the board, the Chief Executive Officer, resolution of a majority of our board of directors, or the holders of not less than 50% of the shares of common stock then-outstanding; and

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advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

Restrictions on Ownership
The Bank Holding Company Act requires any bank holding company, as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a controlling influence over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Delaware General Corporation Law.
Section 203 of the Delaware General Corporation Law applies to the Company because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:
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the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

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upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

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at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

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Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

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the owner of 15% or more of the outstanding voting stock of the corporation; or

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an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES
The following is a description of the material features, terms and provisions of depositary shares that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those depositary shares, which may contain a deposit agreement and depositary receipts or other transaction documents related to an offering of depositary shares, and any other offering materials that we may provide. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus and any general terms outlined in this section of the prospectus that will not apply to those depositary shares.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see the section entitled “Description of Our Capital Stock — Description of Preferred Stock.”
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and meet capital and surplus requirements. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.
Redemption of Depositary Shares
Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of any depositary shares representing the preferred stock, it will vote all depositary shares held by it proportionately with instructions received.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time without the consent of the holders of depositary receipts. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class, or that relates to or affects rights to receive dividends or distributions or voting or redemption rights, will not be effective unless such amendment has been approved by the holders of depositary receipts representing a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed pursuant to the deposit agreement;

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there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

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the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports, notices and communications that are delivered to the depositary and that we must furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of Debt Securities,” the “Company,” “we,” “us” and “our” refer to Enterprise Financial Services Corp and do not include our subsidiaries.
General
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus and/or free writing prospectus. We will also indicate in the supplement and/or free writing prospectus whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement and/or free writing prospectus.
Terms
The prospectus supplement and/or free writing prospectus will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the indices that may be referenced when determining the principal amount of the debt securities;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, the right to defer or extend interest payments;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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any addition to or change in the events of default applicable to the debt securities;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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any restrictions with respect to the transfer or exchange of the debt securities; and

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any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in such global debt securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
The prospectus supplement and/or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement and/or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.
Subordination of Subordinated Debt Securities
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange, and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples in excess thereof, unless the prospectus supplement and/or free writing prospectus provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Payment and Paying Agents
We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement and/or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement and/or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets taken as a whole to any person, unless:

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the successor assumes our obligations under the debt securities and the indentures; and

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we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:
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failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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failure to pay the principal of or any premium on any debt security when due;

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failure to perform any term, covenant or warranty in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

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events of bankruptcy, insolvency or reorganization; and

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any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

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the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

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the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to cure any ambiguity or omission or correct any default or inconsistency in the indenture; and

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to change any other provisions as described in the indentures.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

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changing the fixed maturity of the series of notes;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities;

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reducing the percentage of debt securities the holders of which are required to consent to any amendment; or

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changing any other rights or obligations as described in the indentures.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
To the extent stated in the prospectus supplement and/or free writing prospectus, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
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to maintain a registrar and paying agents and hold monies for payment in trust;

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to substitute mutilated, destroyed, lost or stolen notes;

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to maintain rights of holders to receive principal and interest payments and sinking fund payments, if any;

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to maintain the rights, obligations, duties and immunities of the trustee; and

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to register the transfer or exchange of the notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities and any sinking fund payments. We may only establish this trust if, among other things:
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no event of default shall have occurred or be continuing;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

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we satisfy other customary conditions precedent described in the applicable indenture.

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for such debt securities.
Title
The Company, each trustee, and any agent of the Company or a trustee, may treat the person in whose name any debt security is registered as the absolute owner of that debt security, whether or not such debt security may be overdue, for the purpose of making payments and for all other purposes, irrespective of notice to the contrary.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Global Debt Securities
Unless otherwise indicated in the prospectus supplement, DTC will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (the “Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF RIGHTS
The following is a description of the material features, terms and provisions of the rights to purchase shares of our common stock, our preferred stock, or other securities that we may offer to our stockholders using this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our common stock, preferred stock, and any other offering materials that we may provide.
Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the stockholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our common stock, our preferred stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our common stock, our preferred stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, our preferred stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of debt securities, or debt obligations of third parties, including U.S. Treasury securities. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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whether the purchase contracts will be issued in fully registered or global form; and

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other terms of the purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description of the purchase contracts, and any description of the purchase contracts in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying purchase contracts, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or depositary shares or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock, or debt securities offered by any prospectus supplement and/or free writing prospectus and may be attached to or separate from these shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or any other bank or trust company specified in the related prospectus supplement and/or free writing prospectus relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
If warrants are offered by us, the prospectus supplement and/or free writing prospectus will describe the terms of the warrants, including the following if applicable to the particular offering:
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the title of the warrants;

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the total number of warrants;

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the price or prices at which the warrants will be issued and sold;

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the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

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the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

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the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

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the designation and terms of the debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

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the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

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if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

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whether the warrants will be issued in registered or bearer form;

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if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock or the debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.
The specific terms of a series of warrants will be described in the applicable prospectus supplement and/or free writing prospectus relating to that series of warrants along with any general provisions applicable to that series of warrants. The preceding description of the warrants, and any description of the warrants in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the warrants.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The applicable prospectus supplement may contain, where applicable, the following information about the units issued under it:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payments, settlement, transfer or exchange of the units or of the securities comprising the units;

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whether the units will be issued in fully registered or global form; and

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other terms of the units.

The applicable prospectus supplement will describe the terms of any units. The preceding description of the units, and any description of the units in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying units, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the units.

SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling stockholder by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the Nasdaq Global Select Market, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling stockholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are offered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
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directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to the public through underwriting syndicates led by one or more managing underwriters;

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in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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to one or more underwriters acting alone for resale to investors or to the public; and

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through a combination of any such methods of sale. We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Enterprise and its subsidiaries in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us from time to time will be passed upon for us by Holland & Knight LLP, Washington, D.C. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Enterprise Financial Services Corp incorporated by reference in this prospectus, and the effectiveness of Enterprise Financial Services Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

$175,000,000
6.25% Fixed-to-Floating
Rate Subordinated Notes due 2036
PROSPECTUS SUPPLEMENT
June 12, 2026
Joint Book-Running Managers
Keefe, Bruyette & Woods	Raymond James
A Stifel Company
Co-Manager
Piper Sandler